Exhibit 99.1

Summary Historical Consolidated Financial Information

The following table sets forth our summary historical consolidated financial information for the periods presented. The following information is only a summary and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the consolidated financial statements and the related notes, which appear in our Annual Report on Form 10-K for the year ended December 27, 2009, and our Quarterly Reports on Form 10-Q for the quarters ended March 28, 2010, June 27, 2010 and September 26, 2010, which have been incorporated herein by reference. We have derived the statement of operations data for the 2007, 2008 and 2009 fiscal years and the balance sheet data as of December 27, 2009, and December 28, 2008, from our audited financial statements, which are incorporated by reference in this offering memorandum. We have derived the balance sheet data as of December 30, 2007, from our audited financial statements, which are not incorporated by reference herein. We have derived the statement of operations data for the nine months ended September 26, 2010, and September 27, 2009, and the balance sheet data as of September 26, 2010, from our unaudited financial statements, which are incorporated by reference in this offering memorandum. We have derived the statement of operations data for the twelve months ended September 26, 2010 by adding our results for the nine months ended September 26, 2010 to results for the twelve months ended December 27, 2009 and deducting our results for the nine months ended September 27, 2009. Our historical results for any prior period are not necessarily indicative of results to be expected for any future period. All fiscal years presented in the table below comprise 52 weeks.

	Nine Months Ended		Twelve Months Ended	Years Ended
(In thousands)	September 26, 2010	September 27, 2009	September 26, 2010	December 27, 2009	December 28, 2008	December 30, 2007
Statement of Operations Data
Revenues:
Advertising	$914,518	$938,273	$1,312,536	$1,336,291	$1,771,033	$2,037,816
Circulation	700,819	697,156	940,149	936,486	910,154	889,882
Other	116,450	123,859	160,253	167,662	258,577	257,059

Total revenues	1,731,787	1,759,288	2,412,938	2,440,439	2,939,764	3,184,757
Operating costs	1,586,895	1,727,067	2,167,628	2,307,800	2,783,076	2,919,031
Pension withdrawal expense	6,268	80,249	4,950	78,931	—	—
Net pension curtailment expense/(gain)	—	2,706	(56,671)	(53,965)	—	—
Loss on leases and other	—	16,363	18,270	34,633	—	—
Impairment of assets	16,148	—	20,327	4,179	197,879	11,000
Net (gain)/loss on sale of assets	—	(5,198)	—	(5,198)	—	68,156

Operating profit/(loss)	122,476	(61,899)	258,434	74,059	(41,191)	186,570
Income/(loss) from joint ventures	22,271	20,335	22,603	20,667	17,062	(2,618)
Gain on sale of investment	9,128	—	9,128	—	—	—
Interest expense, net	61,825	60,830	82,696	81,701	47,790	39,842
Premium on debt redemption	—	9,250	—	9,250	—	—

Income/(loss) from continuing operations before income taxes	92,050	(111,644)	207,469	3,775	(71,919)	144,110
Income tax expense/(benefit)	50,444	(41,853)	94,503	2,206	(5,979)	57,150

Income/(loss) from continuing operations	41,606	(69,791)	112,966	1,569	(65,940)	86,960
Income/(loss) from discontinued operations, net of income taxes	13	(1,049)	19,394	18,332	8,602	121,637
Net (income)/loss attributable to the noncontrolling interest	(1,054)	(188)	(876)	(10)	(501)	107

Net income/(loss) attributable to The New York Times Company common stockholders	$40,565	$(71,028)	$131,484	$19,891	$(57,839)	$208,704

	Nine Months Ended		Twelve Months Ended	Years Ended
(In thousands)	September 26, 2010	September 27, 2009	September 26, 2010	December 27, 2009	December 28, 2008	December 30, 2007

Balance Sheet Data(at period end)
Cash and cash equivalents	$128,641			$36,520	$56,784	$51,532
Property, plant and equipment, net	1,169,737			1,250,021	1,353,619	1,468,013
Total assets	3,016,507			3,088,557	3,401,680	3,473,092
Total debt	774,482			769,217	1,059,375	1,034,979
Total New York Times Company stockholders’ equity	657,940			604,042	503,963	978,200

	Nine Months Ended		Twelve Months Ended	Years Ended
(In thousands)	September 26, 2010	September 27, 2009	September 26, 2010	December 27, 2009	December 28, 2008	December 30, 2007
Other Data
Adjusted operating profit (1)	$237,863	$163,962	$394,130	$320,229	$381,964	$490,454
Adjusted operating costs (2)	1,493,924	1,595,326	2,018,808	2,120,210	2,557,800	2,694,303

Segment Data (3)
Adjusted operating profit:
News Media Group	$215,623	$156,152	$371,247	$311,776	$370,737	$489,635
About Group	54,457	41,608	75,175	62,326	52,038	49,078
Corporate	(32,217)	(33,798)	(52,292)	(53,873)	(40,811)	(48,259)

Total Company	$237,863	$163,962	$394,130	$320,229	$381,964	$490,454

Adjusted operating profit to revenues:
News Media Group	13%	9%	16%	13%	13%	16%
About Group	54%	49%	55%	51%	45%	48%

Key Ratios
Operating profit/(loss) to revenues			11%	3%	-1%	6%
Return on average total assets			4%	1%	-2%	6%
Total debt to total capitalization			54%	56%	68%	51%
Current assets to current liabilities (4)			1.17	1.00	0.60	0.68
Net debt to Adjusted operating profit (5)			1.64	2.29	2.62	2.01
Total debt to Adjusted operating profit			1.97	2.40	2.77	2.11
Adjusted operating profit to interest expense, net			4.77	3.92	7.99	12.31
Digital revenues as a percentage of advertising revenues	26.3%	21.7%	25.2%	22.0%	17.4%	13.9%

Full-Time Equivalent Employees	7,303	7,662	7,303	7,665	9,346	10,231

(footnotes on succeeding pages)

(1)	Adjusted operating profit represents operating profit (loss) excluding depreciation and amortization expense, severance and the special items described below. Adjusted operating profit is not a measurement of operating performance computed in accordance with GAAP and should not be considered as a substitute for operating profit (loss) computed in accordance with GAAP. A reconciliation of operating profit (loss) to Adjusted operating profit is provided below.

	Nine Months Ended		Twelve Months Ended	Years Ended
(In thousands)	September 26, 2010	September 27, 2009	September 26, 2010	December 27, 2009	December 28, 2008	December 30, 2007
Operating profit (loss)	$122,476	$(61,899)	$258,434	$74,059	$(41,191)	$186,570
Depreciation and amortization	90,816	102,438	122,074	133,696	144,301	189,293
Severance	2,155	29,303	26,746	53,894	80,975	35,435
Special items	22,416	94,120	(13,124)	58,580	197,879	79,156

Adjusted operating profit	$237,863	$163,962	$394,130	$320,229	$381,964	$490,454

Special Items
Pension withdrawal expense	$6,268	$80,249	$4,950	$78,931	$—	$—
Net pension curtailment expense (gain)	—	2,706	(56,671)	(53,965)	—	—
Loss on leases and other	—	16,363	18,270	34,633	—	—
Impairment of assets	16,148	—	20,327	4,179	197,879	11,000
Net (gain)/loss on sale of assets	—	(5,198)	—	(5,198)	—	68,156

Total special items	$22,416	$94,120	$(13,124)	$58,580	$197,879	$79,156

In the third quarter of 2010, we had an operating profit of $9.0 million and adjusted operating profit of $62.0 million. Adjusted operating profit excludes depreciation and amortization ($30.1 million), severance ($0.5 million) and special items, which include a write down of assets at the Globe’s [The Boston Globe (the “Globe”)] printing facility in Billerica, Mass. ($16.1 million) and a pension withdrawal expense ($6.3 million).

In the third quarter of 2009 we had an operating loss of $23.7 million and adjusted operating profit of $81.1 million. Adjusted operating profit excludes depreciation and amortization ($31.3 million), severance ($2.6 million) and special items, which includes a pension withdrawal expense ($76.1 million) and a gain on the sale of surplus real estate assets ($5.2 million).

For the nine months ended September 26, 2010, special items consisted of:

•	A $6.3 million pre-tax charge for an adjustment to estimated pension withdrawal obligations under several multiemployer pension plans at the Globe.

•

A $16.1 million pre-tax charge for a write-down of assets at the Globe’s printing facility in Billerica, Mass., which was consolidated into the Boston, Mass., printing facility in the second quarter of 2009. After exploring different opportunities for the assets at Billerica, the Company entered into an agreement in the third quarter of 2010 to sell the majority of these assets to a third party.

For the nine months ended September 27, 2009, special items consisted of:

•

A $83.0 million pre-tax charge primarily for estimated pension withdrawal obligations under several multiemployer pension plans ($80.3 million) as well as a curtailment charge for a Company-sponsored pension plan ($2.7 million). The charge was a result of amendments to various collective bargaining agreements at the Globe that allowed the withdrawal from these multiemployer plans and the freezing of benefits under the Company-sponsored plan.

•	A $16.4 million pre-tax charge for an estimated loss on leases at City & Suburban Delivery Systems, Inc. (“City & Suburban”), which was closed in the first quarter of 2009.

•	A $5.2 million pre-tax gain on the sale of surplus real estate assets at the Regional Media Group.

For the twelve months ended September 26, 2010, special items consisted of:

•	A $5.0 million pre-tax net charge for adjustments to estimated pension withdrawal obligations under several multiemployer pension plans at the Globe and related to the closure of City & Suburban.

•	A $56.7 million pre-tax net pension curtailment gain resulting from freezing of benefits under various Company-sponsored qualified and non-qualified pension plans.

•

An $18.3 million pre-tax charge for a loss on leases ($14.8 million) and a fee ($3.5 million) for the early termination of a third-party printing contract. The lease charge includes an $8.3 million loss on a lease for office space at The New York Times Media Group as well as an adjustment of $6.5 million to the estimated loss on leases recorded in the first quarter of 2009 associated with the City & Suburban closing.

•

A $16.1 million pre-tax charge for a write-down of assets at the Globe’s printing facility in Billerica, Mass., which was consolidated into the Boston, Mass., printing facility in the second quarter of 2009. After exploring different opportunities for the assets at Billerica, the Company entered into an agreement in the third quarter of 2010 to sell the majority of these assets to a third party.

•	A $4.2 million pre-tax charge for the impairment of assets due to the reduced scope of a systems project.

For 2009 fiscal year, special items consisted of:

•	A $78.9 million pre-tax charge for a pension withdrawal obligation under several multiemployer pension plans at the Globe.

•	A $54.0 million pre-tax net pension curtailment gain resulting from freezing of benefits under various Company-sponsored qualified and non-qualified pension plans.

•

A $34.6 million pre-tax charge for a loss on leases ($31.1 million) and a fee ($3.5 million) for the early termination of a third-party printing contract. The lease charge includes a $22.8 million charge for a loss on leases associated with the City & Suburban closing and an $8.3 million loss on a lease for office space at The New York Times Media Group.

•	A $4.2 million pre-tax charge for the impairment of assets due to the reduced scope of a systems project.

•	A $5.2 million pre-tax gain on the sale of surplus real estate assets at the Regional Media Group.

For 2008 fiscal year, special items consisted of:

•	A $160.4 million pre-tax, non-cash charge for the impairment of property, plant and equipment, intangible assets and goodwill at the New England Media Group.

•

A $19.2 million pre-tax, non-cash charge for the impairment of an intangible asset at the IHT, [the International Herald Tribune (the “IHT”)] whose results are included in The New York Times Media Group.

•	An $18.3 million pre-tax, non-cash charge for the impairment of assets for a systems project.

For 2007 fiscal year, special items consisted of:

•	An $11.0 million pre-tax, non-cash charge for the impairment of an intangible asset at [the Worcester Telegram & Gazette (the “T&G”)], whose results are included in the New England Media Group.

•	A $68.2 million net pre-tax loss from the sale of assets, mainly our Edison, N.J., facility.

(2)	Adjusted operating costs represent operating costs excluding depreciation and amortization, and severance. Adjusted operating costs is not a measurement of operating performance computed in accordance with GAAP and should not be considered a substitute for operating costs computed in accordance with GAAP. A reconciliation of operating costs to adjusted operating costs is presented below.

	Nine Months Ended		Twelve Months Ended	Years Ended
(In thousands)	September 26, 2010	September 27, 2009	September 26, 2010	December 27, 2009	December 28, 2008	December 30, 2007
Operating costs	$1,586,895	$1,727,067	$2,167,628	$2,307,800	$2,783,076	$2,919,031
Depreciation and amortization	90,816	102,438	122,074	133,696	144,301	189,293
Severance	2,155	29,303	26,746	53,894	80,975	35,435

Adjusted operating costs	$1,493,924	$1,595,326	$2,018,808	$2,120,210	$2,557,800	$2,694,303

In the third quarter of 2010, we had operating costs of $522.9 million and Adjusted operating costs of $492.3 million. Adjusted operating costs excludes depreciation and amortization ($30.1 million) and severance ($0.5 million).

In the third quarter of 2009, we had operating costs of $522.2 million and Adjusted operating costs of $488.3 million. Adjusted operating costs excludes depreciation and amortization ($31.3 million) and severance ($2.6 million).

(3)	See note (1) for an explanation of Adjusted operating profit. A reconciliation of operating profit to adjusted operating profit for the News Media Group, the About Group and Corporate is presented below.

	Nine Months Ended		Twelve Months Ended	Years Ended
(In thousands)	September 26, 2010	September 27, 2009	September 26, 2010	December 27, 2009	December 28, 2008	December 30, 2007
News Media Group operating profit (loss)	$108,914	$(60,228)	$190,305	$21,163	$(30,947)	$207,708
Depreciation and amortization	82,141	94,098	110,652	122,609	124,254	167,838
Severance	2,152	28,162	26,743	52,753	79,551	34,933
Special items	22,416	94,120	43,547	115,251	197,879	79,156

Adjusted operating profit	$215,623	$156,152	$371,247	$311,776	$370,737	$489,635

About Group operating profit	$45,782	$32,910	$63,753	$50,881	$39,390	$34,703
Depreciation and amortization	8,675	8,340	11,422	11,087	12,251	14,375
Severance	—	358	—	358	397	—

Adjusted operating profit	$54,457	$41,608	$75,175	$62,326	$52,038	$49,078

Corporate operating profit	$(32,220)	$(34,581)	$4,376	$2,015	$(49,634)	$(55,841)
Depreciation and amortization	—	—	—	—	7,796	7,080
Severance	3	783	3	783	1,027	502
Special items	—	—	(56,671)	(56,671)	—	—

Adjusted operating profit	$(32,217)	$(33,798)	$(52,292)	$(53,873)	$(40,811)	$(48,259)

See note (1) for a description of the special items.

(4)	The current assets to current liabilities ratio is higher in 2009 because of repayments of current debt.

(5)	Net debt represents total debt less cash and cash equivalents. See note (1) for an explanation of Adjusted operating profit.